NON-QUALIFIED STOCK OPTION PLAN

     The following Non-Qualified Stock Option Plan is adopted by First State Bank of Sarasota (“Employer”) as of May 15, 1996.

     WHEREAS, the Board of Directors of the Employer considered a stock option plan for its Directors, Officers and certain key employees (“Participants”) at its regular Board of Director’s Meeting on May 15, 1996.

     WHEREAS, after due consideration and discussion, it was determined and resolved by the Board of Directors to be in the best interests of the Bank to allocate and designate one hundred thousand (100,000) unissued, but authorized, shares of voting common stock of the Bank for the purpose of providing stock options to Directors, Officers and certain key employees to motivate and retain said individuals, upon whose judgment, initiative, leadership and continued effort, the success of Employer in a large measure depends;

     NOW THEREFORE, the Employer adopts the following Stock Option Plan:

          1. Share Options. The plan shall be implemented and carried out by an allocation and designation of one hundred thousand (100,000) unissued but authorized shares of stock of the Employer. The Board of Directors of the Employer may grant options to the Participants from time to time in such amounts as the Board of Directors determines in accordance with the terms and conditions of this Non-Qualified Stock Option Plan.

          2. Share Price. The share price of a stock option shall not be less than the greater of the fair market value of the date the option is granted on such shares or the par value thereof as determined by the Board of Directors; however, if such shares are not publicly traded, the book value of such shares may be substituted for the fair market value.

          3. Time of Exercise of Option. The Participant may exercise his/her option to purchase all or any part of the option shares at any time upon the occurrence of any event set forth below:

     a. The acquisition by any person or entity of direct or indirect beneficial ownership of 25% or more of the combined voting power of the Employer’s outstanding common stock;

     b. The first purchase of common stock pursuant to a tender or exchange offer (other than such an offer made by the Employer);

     c. The approval of the shareholders of:

     (1) a merger or consolidation of the Employer, unless the Employer is the surviving corporation and no capital reorganization or reclassification or other change in the Employer’s then outstanding share of common stock occurs;

     (2) a sale or disposition of all or substantially all of the Employer’s assets; and

     (3) liquidation or dissolution of the Employer;

     d. A situation in which the individuals who constitute the Board of Directors at the beginning of a two-year period cease to constitute a majority of the Board of Directors during the two-year period, unless the nomination or election of the new Directors was approved by at least two-third of the Directors still in office who were Directors at the beginning of the two-year period;

     e. During the period as designated by the Board of Directors in the Stock Option Agreement which period shall not exceed ten (10) years after the issuance of the stock option.

     f. The majority vote of the Board of Directors, which authorizes the Participants to exercise the option.

     Any of the options provided above shall remain effective only so long as the Participant remains employed by or serves on the Board of Directors of the Employer at all times beginning with the date of the grant of the option and ending three months prior to the exercise of the option, unless otherwise provided by Employer. If the Participant is discharged for good cause, all rights to the option shall cease. Good cause shall be defined as the removal from office by any state or federal banking or non-banking authority, a willful violation of any rule or law of any state or federal banking authority having jurisdiction over the bank or conviction of a felony.

          4. Capital Adjustments. The existence of any option shall not effect in any way the right of power of the Employer or stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Employer’s capital structure or its business; any merger or consolidation of the Employer; any issues of bonds, debentures, preferred or prior preferenced stocks ahead of or effecting the common stock or the rights of the common stock; the issuance of any securities, convertible into any other securities or of any other rights, options or warrants to purchase any convertible securities; the dissolution of the Employer, or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding of the Employer.

     An option shall be granted with respect to the shares of the voting common stock of FIRST STATE BANK OF SARASOTA as presently constituted. However, if, prior to the Employer’s delivery of all shares of the stock that are the subject of the option, the Employer shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or any other increase or reduction in the number of shares of the outstanding stock without receiving compensation for these changes in money, services, or property, the number of shares then remaining, subject to the option, shall be effected in the following manner:

     a. If there is an increase in the number of outstanding shares, the stock shares, subject to this option, shall be proportionately increased, and the case consideration payable per share shall be proportionately reduced; and

     b. If there is a reduction in the number of outstanding shares, the stock shares, subject to this option, shall be proportionately reduced, and the case consideration payable per share shall be proportionately increased.

     Whenever the price or number of the shares shall be adjusted as provided in this paragraph, the Employer shall forthwith file a statement signed by the Chairman of the Board, or other corporate officer, shown in reasonable detail the facts requiring such adjustment and the price that will be effective after such adjustment. The Employer shall forthwith also cause a notice setting forth any such adjustments to be sent by First Class Mail, postage prepaid, to the Participant.

          5. Merger and Consolidation. If one or more corporations merges into the Employer, or if the Employer consolidates with one or more corporations and the Employer is the surviving corporation, the option is effected in this way; on any exercise of the option and at no additional cost, the Participant shall be entitled to receive the number and class of shares of stock or other securities to which the Employer would have been entitled pursuant to the terms of the merger or consolidation agreement if the Participant had been the holder of record of those shares of the Employer’s stock that the Participant had an option to purchase immediately prior to the merger or consolidation. This new stock option shall be in lieu of the option held by the Participant prior to the merger or consolidation, and its term or exercise is subject to any required action by stockholders. Anything contained to the contrary in this option plan notwithstanding, unless the option is exercised by the Participant pursuant to Paragraph 2 above, on the dissociation or liquidation of the Employer, or on any merger or consolidation where the Employer is not the surviving corporation, the option shall terminate upon thirty (30) days prior written notice to the Participant.

          6. Transfer and Termination of Option. The option shall not be transferable, but shall be exercisable only by the Participant during his/her lifetime. However, if the Participant dies while employed by or as a Director of the Employer, within three months of the date of the Participant’s death, his/her personal representative may exercise the option with regard to the shares not previously exercised by the Participant. Except as provided herein, the option shall terminate on the earlier of:

     (1) the expiration of three calendar months from either the date of the Participant’s death; or

     (2) the date designated by the Board of Directors which date should not exceed ten (10) years from the issuance of the stock option.

          7. Rights Prior to Exercise of Option. The Participant will not be deemed to be a holder of any shares pursuant to the exercise of this option until payment of the option price by him/her and delivery of a stock certificate to him/her for those shares. No adjustment shall be made for dividends or other rights with a record date prior to the date the stock certificate is delivered.

          8. Exercise of Option. The option may be exercised by giving written notice to the Employer at its principal officers in Sarasota, Florida, Attention: Cashier, specifying the number of shares being purchased, together with full payment therefor.

          9. Notice of Change of Rights. In case (a) the Employer shall declare a dividend (or make any other distribution) on its common stock payable otherwise than in cash out of the consolidated earnings surplus of the Employer and its subsidiaries; (b) the Employer shall authorize the granting to the holders of its common stock of rights to subscribe or purchase any shares of capital stock of any class or any other rights; 9(c) of any reclassification of the common stock of the Employers (other than a subdivision or a combination of its outstanding shares of common stock); of any consolidation or any merger to which the Employer is a party and for which approval of any stockholders of the Employer is required; or of the sale or transfer of all or substantially all the assets of the Employer; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Employer; then the Employer shall cause to be filed at the office of the Employer and shall cause to be mailed to Participant at his/her address as they shall appear on the records of the Employer at least thirty (30) days prior to the date specified in Paragraph (1) below, a notice stating:

     1. The record date for such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of common stock of record entitled to such dividend, distribution or rights are to be determined; or

     2. The date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected; and that Participant shall be entitled to exchange his/her option for an option to any securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          10. Document Stamps. The Employer will pay any document stamp taxes attributable to the issuance of the option shares upon the exercise by Participant of the option provided herein.

          11. Governing Law. This Stock Option Plan shall be subject to, and governed by the law of the State of Florida.

          12. Amendment. The Stock Option Plan shall not be altered, amended or changed except by an amendment in writing duly authorized by the Board of Directors and approved by the Department of Banking and Finance and the consent of the Participant.

          13. Required Approval of Plan. The Stock Option Plan is expressly conditioned on the approval by the Florida Department of Banking and Finance and the shareholders of First State Bank of Sarasota. The Participant shall not be entitled to purchase any shares subject to this option unless and until such approval is granted.

          EXECUTED AT Sarasota, Florida, on the day and year first written above.

FIRST STATE BANK OF SARAOSTA
By:	/s/ Patrick L. Arnold
Patrick L. Arnold, President